Exhibit 32.1

Certification Pursuant to Chapter 63, Title 18 United States Code §1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Watford Holdings Ltd. (the “Company”) on Form 10-Q for the period ending March 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jonathan D. Levy, as Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
2.the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2021

By:	/s/ Jonathan D. Levy
Name:	Jonathan D. Levy
Title:	Chief Executive Officer
A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Watford Holdings Ltd. and will be retained by Watford Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.